UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2008

______________

GelTech Solutions, Inc.

 (Exact name of registrant as specified in its charter)

______________

Delaware	3530	56-2600575
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1460 Park Lane South, Suite 1

Jupiter, Florida 33458

 (Address of Principal Executive Office) (Zip Code)

(561) 427-6144

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On March 17, 2008, the board of directors (the “Board”) of GelTech Solutions, Inc. (the “Company”) authorized the Company to enter into a Referral Agreement with Michael R. Donn, Sr., a member of the Board. The Referral Agreement provides for Mr. Donn to receive a 2% sales commission on sales from customers referred to the Company by him. The commissions will terminate 12 months after Mr. Donn ceases to be a director of the Company.

Effective March 17, 2008, the Board authorized an amendment to the employment agreements of Messrs. Michael Cordani, Peter Cordani and Joseph Ingarra (collectively, the “Executives”). The Executives are executive officers and directors of the Company. The Executives agreed to eliminate their automobile allowances of $875 per month. In exchange, their annual compensation has been increased from $91,000 to $125,000, and each Executive was granted 200,000 stock options exercisable at $0.667 per share over a 10-year period, subject to semi annual vesting if still employed by the Company on each applicable vesting date. The Board also granted an additional 175,000 stock options to Mr. Peter Cordani exercisable at $1.00 per share over a 10-year period, subject to the same vesting described in the prior sentence. The Board also agreed to amend a provision of the Executives’ employment agreements which permits them to resign for “Good Reason” and receive severance equal to three years base salary and have all unvested options vest. Under this provision, each Executive has 180 days to resign in the event a shareholder acquires beneficial ownership of at least 30% of the Company’s common stock. On January 30, 2008, an investor passed this 30% threshold as described on a Form 8-K filed by the Company on the same day. The amendment will give each Executive until December 31, 2008 to make this election. The Board was concerned that with the Company’s sales campaign in its early stage, the loss of any of these Executives would be very harmful. At the same time, each Executive has expressed concerns to the Company’s counsel that this investor could, if he elected, seek to change control of the Company.

Item 4.01

Changes in Registrant’s Certifying Accountant.

On March 17, 2008, the Audit Committee of the Board of the Company dismissed its independent registered public accounting firm, Sweeney Gates & Co. (the “Former Auditors”).

During the Company’s two most recent fiscal years, the opinion of the Former Auditors on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that there was an explanatory paragraph describing conditions that raised substantial doubt about the Company’s ability to continue as a going concern. During the Company’s two most recent fiscal years, and through the date of their dismissal, there were no disagreements with the Former Auditors, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the Former Auditor’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

The Company has provided the Former Auditor with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”). The Former Auditor has provided the Company with a letter, addressed to the SEC, which is attached as Exhibit 16.1.

Effective as of March 17, 2008, the Audit Committee approved and the Company retained Daszkal Bolton LLP (the “New Auditors”), as its new independent registered public accounting firm for the fiscal year ending June 30, 2008. The Company did not, nor did anyone on its behalf, consult the New Auditors during the Company’s two most recent fiscal years and any subsequent interim period prior to the Company’s engagement of that firm regarding the application of accounting principles to a specified transaction (completed or proposed), the type of audit opinion that might be rendered on the Company’s financial statements, any matter being the subject of disagreement or “reportable event” or any other matter as defined in Regulation S-K, Item 304 (a)(1)(iv) or (a)(1)(v).

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2008, the Company appointed Mr. Michael R. Hull as its Chief Financial Officer. Mr. Hull replaced Mr. David Rosenfeld, who was terminated by the Board.

Mr. Hull is a Certified Public Accountant with eight years of public company Chief Financial Officer experience. Additionally, Mr. Hull has over 11 years experience in auditing both public and private companies while employed by Price Waterhouse. Mr. Hull has been the Managing Director of CFO Services at WSR Consulting, Inc. (“WSR”) since January 28, 2008. Effective March 17, 2008, the Company entered into a Consulting Services Agreement with WSR (the “Consulting Agreement”). Under the Consulting Agreement, WSR will provide general, accounting and operational management to the Company and agreed to provide the services of its Chief Financial Officer. The Company agreed to pay WSR $5,000 per month. The Consulting Agreement is for a one-year term, terminable earlier at the end of each quarter upon 30 days notice. WSR performs similar services for Ecosphere Technologies, Inc., a company in which Mr. Michael R. Donn, Sr., a director of the Company is an executive officer and director. Mr. Hull has acted as Ecosphere’s Comptroller since January 2008 and will continue to split his time between the Company and Ecosphere.

From December 2006 to October 2007, Mr. Hull served as the Chief Financial Officer of BabyUniverse, Inc., now known as The Parent Company, a public company traded on Nasdaq. From December 2004 through November 2006, Mr. Hull was an associate at Resources Global Professionals, where he was a member of a team that assisted a $4 billion subsidiary of a $40 billion multinational company in complying with Section 404 of the Sarbanes Oxley Act of 2002. From 1996 through August 2004, Mr. Hull was Chief Financial Officer for BCT International, Inc.

On March 17, 2008, Mr. Michael Matte was appointed to the Board. Additionally, Mr. Matte was appointed to the Audit Committee and appointed Chairman of the Audit Committee. Mr. Matte is a Certified Public Accountant and has approximately 10 years of service as Chief Financial Officer at three Nasdaq listed companies. Mr. Matte began his professional career at Price Waterhouse.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Sweeney, Gates & Co. dated March 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GelTech Solutions, Inc.

By:	/s/ Michael Cordani
Michael Cordani Chief Executive Officer

Date:  March 21, 2008

4